                                                                EXHIBIT 99(a)(6)

American Stock Transfer & Trust Co.
Reorganization Department
40 Wall Street, 46th Floor
New York, NY 10005

                           CONFIDENTIAL INSTRUCTIONS

                              With Respect To The
            Offer to Exchange Each Outstanding Share of Common Stock
           (Including The Associated Preferred Stock Purchase Rights)

                                       of

                             Comptek Research, Inc.

                                      for

                             Shares of Common Stock
           (Including The Associated Preferred Stock Purchase Rights)

                                       of

                          Northrop Grumman Corporation

            Based On The Exchange Ratio Described In The Prospectus


                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
   AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 2, 2000 UNLESS EXTENDED.


                             To Participants in the
              Comptek Research, Inc. Employee Stock Purchase Plan

   Enclosed for your consideration is the Prospectus, dated July 6, 2000 (the "Prospectus") (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by Northrop Grumman Corporation, a Delaware corporation ("Northrop Grumman"), through its wholly owned subsidiary, Yavapai Acquisition Corp., a Delaware corporation ("Yavapai"), to exchange shares of common stock of Northrop Grumman, par value $1.00 per share (including the associated preferred stock purchase rights), for each outstanding share of common stock, par value $0.02 per share (together with the associated preferred stock purchase rights, each, a "Comptek Share" and, collectively, the "Comptek Shares"), of Comptek Research, Inc., a New York corporation ("Comptek"), based on the exchange ratio described in the Prospectus and otherwise upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger dated as of June 12, 2000 ("Merger Agreement") among Northrop Grumman, Yavapai and Comptek. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the New York Business Corporation Law and Delaware General Corporation Law, Yavapai will be merged with and into Comptek (the "Merger"), with Comptek surviving the Merger as a wholly owned subsidiary of Northrop Grumman. This material is being forwarded to you as the beneficial owner of Comptek Shares held by us for your account under the Employee Stock Purchase Plan. A tender of such Comptek Shares can be made only by us, acting in our capacity as administrator of the Employee Stock Purchase Plan, pursuant to your instructions.

   If you wish to have us tender any or all of your Comptek Shares held in your account under the Employee Stock Purchase Plan, please sign and send to us the Direction Form set forth on the reverse side of this letter. An envelope in which to return the Direction Form is enclosed. If you do not return the Direction Form, we will not tender any of the Comptek Shares held in your account under the Employee Stock Purchase Plan. We urge you to read carefully the Prospectus provided herewith before instructing us to tender your Comptek Shares.

   To assure that your Direction Form can be processed on time, please execute the Direction Form and deliver it to us before 5:00 p.m., New York City Time, on July 31, 2000, unless the Offer is extended.
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                                 DIRECTION FORM

                             COMPTEK RESEARCH, INC.

                          Employee Stock Purchase Plan

To American Stock Transfer & Trust Company:

   I am a participant in the Employee Stock Purchase Plan and, as such, I received a copy of your letter and the enclosed Prospectus dated July 6, 2000 (the "Prospectus") (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Northrop Grumman Corporation, a Delaware corporation ("Northrop Grumman"), through its wholly owned subsidiary, Yavapai Acquisition Corp., a Delaware corporation, to exchange shares of common stock of Northrop Grumman, par value $1.00 per share (including the associated preferred stock purchase rights), for each outstanding shares of common stock, par value $0.02 per share (together with the associated preferred stock purchase rights, each, a "Comptek Share" and, collectively, the "Comptek Shares"), of Comptek Research, Inc. a New York corporation ("Comptek"), based on the exchange ratio described in the Prospectus and otherwise upon the terms and subject to the conditions set forth in the Offer.

   Upon the terms and subject to the conditions set forth in the Offer, I hereby direct you to:

  [_]Tender for exchange all Comptek Shares held by you for my account.

  [_]Tender for exchange               (insert number) of such Comptek Shares
     held by you for my account.

  [_]Do not tender any such Comptek Shares held by you for my account.

                                          ---------------------------------
                                               (Signature of Participant)


                                          ---------------------------------
                                               (Signature of Participant)

                                          ---------------------------------
                                                         (Date)
                                           If shares are held in joint names,
                                                each co-owner must sign.